Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Live Oak Bancshares, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Live Oak Bancshares, Inc. (the “Company”) of our report dated March 5, 2014, with respect to the consolidated financial statements of Live Oak Bancshares, Inc., which report appears in the Company’s 2013 Annual Report.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Dixon Hughes Goodman LLP

Greenville, North Carolina

April 14, 2014